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EXHIBIT 10.2

                        AREA DEVELOPMENT OPTION AGREEMENT

     THIS AREA DEVELOPMENT OPTION AGREEMENT ("AGREEMENT") is made and entered into this 5th day of October, 2001 ("EFFECTIVE DATE"), by and among Famous Dave's of America, Inc., a Minnesota corporation ("FDA"), and Martin O'Dowd, the current Chief Executive Officer of FDA ("MR. O'DOWD").

                                   BACKGROUND

     WHEREAS, FDA wishes to grant Mr. O'Dowd exclusive rights to develop Famous Daves(R) restaurants throughout the state of North Carolina ("DEVELOPMENT RIGHTS") as consideration for Mr. O'Dowd's continued employment with FDA, in accordance with the terms herein.

                                    AGREEMENT

     In consideration of the mutual covenants of this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mr. O'Dowd and FDA hereby agree as follows:

1) PURCHASE OPTION. Mr. O'Dowd shall have the right to acquire the Development Rights for no additional consideration except as stated herein ("OPTION"), at any time following:

     a)   the third year anniversary of the Effective Date, or, if earlier,

     b) at any time following the Effective Date upon the written consent of the FDA Board of Directors.

2) EXERCISE. In the event Mr. O'Dowd desires to exercise his Option, he must provide FDA written notice ("NOTICE") stating the exercise of his option to acquire the Development Rights, which exercise shall be nonrevocable. Failure to give the Notice to enter into the Development Agreement (as defined below), before the expiration of the Development Rights as set forth in Section 3 below, will be deemed a waiver of the Option and this Agreement shall immediately terminate.

3) EXPIRATION & FDA RESTRICTION. FDA hereby agrees and covenants that this Agreement shall remain in effect and that it will not sell, grant or otherwise encumber any portion of the Development Rights to any other person or organization, and shall reserve such Development Rights for the benefit of Mr. O'Dowd, until one of the following events occurs:

     a)   the fifth year anniversary of the Effective Date; or

     b) the second year anniversary of the date which Mr. O'Dowd ceases to be an officer, employee, consultant or director of FDA.



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4)   RIGHTS & FEES. In the event that Mr. O'Dowd exercises the Option, FDA and
Mr. O'Dowd shall enter into the form of Area Development Agreement in effect as of the Effective Date, the form of which is attached hereto as Exhibit A ("DEVELOPMENT AGREEMENT") (with such changes as are appropriate under the circumstances and mutually agreed upon by the parties at such time); provided, however, Mr. O'Dowd shall not be required to pay any up-front or other fees whatsoever under the Development Agreement (including but not limited to any Development Fee or Initial Fee as those terms are defined therein) or the Franchise Agreement (as hereafter defined) (including but not limited to any Development Fee, Initial Fee, Opening Assistance Fee, Transfer Fees, Relocation Fees, or Advertising Fees as those terms are defined therein) except for the obligation to (i) pay FDA a four (4%) percent Royalty Fee (as defined in the Franchise Agreement) and (ii) reimburse FDA for the cost to provide the opening unit training team required by the Franchise Agreement. In addition, the Development Agreement shall provide for a Development Schedule (as defined therein) as mutually agreed upon by Mr. O'Dowd and FDA at the time the Option is exercised, provided that in the absence of any such agreement, the Development Schedule will require development of a minimum of three (3) Famous Daves(R) restaurants within a five (5) year period commencing on the date of exercise of the Option. Pursuant to the Development Agreement, Mr. O'Dowd and FDA shall enter into a franchise agreement for each Famous Daves(R) restaurant opened by Mr. O'Dowd under this Agreement pursuant to the terms of the form of franchise agreement used by FDA in effect on the Effective Date, the form of which is attached hereto as Exhibit B Date ("FRANCHISE AGREEMENT") (with such changes as are appropriate under the circumstances and mutually agreed upon by the parties at such time). The rights granted to Mr. O'Dowd pursuant to an effective Notice and an executed Development Agreement shall survive as stated in such Development Agreement executed by the parties hereto.

5) MISCELLANEOUS. This Agreement may be modified only in a writing signed by Mr. O'Dowd and FDA. The headings of this Agreement are inserted for convenience only and shall not constitute a part of the Agreement. This Agreement shall not be interpreted against any one party merely because of the role that party played in drafting the Agreement. This Agreement shall be governed by the laws of Minnesota. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns. Mr. O'Dowd shall not have the right to assign its rights under this Agreement, except to an entity in which Mr. O'Dowd owns at a least twenty-five percent (25%) ownership interest.

     IN WITNESS WHEREOF, the parties hereto have set their respective hands as of the date first appearing above.

MARTIN O'DOWD                                FAMOUS DAVE'S OF AMERICA, INC.


 /s/ Martin J. O'Dowd                     By:      /s/ David W. Anderson
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Martin O'Dowd                             David W. Anderson
                                          Its:  Chairman of the Board
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